Exhibit (d)(3)(v)

Schedule A to

Amended and Restated Expense Limitation Agreement of Ashmore Funds

Amended as of June 24, 2014

Covered Funds

Covered Fund	Class	Expense Limit	Commencement Date	Expiration Date
Ashmore Emerging Markets Corporate Debt Fund	Institutional Class	1.17%	11/25/2010	2/28/2015
	Class A	1.45%	2/21/2011	2/28/2015
	Class C	2.20%	2/21/2011	2/28/2015
Ashmore Emerging Markets Currency Fund (formerly Ashmore Emerging Markets Local Currency Fund)	Institutional Class	0.87%	11/25/2010	2/28/2015
	Class A	1.15%	2/21/2011	2/28/2015
	Class C	1.90%	2/21/2011	2/28/2015
Ashmore Emerging Markets Local Currency Bond Fund	Institutional Class	0.97%	11/25/2010	2/28/2015
	Class A	1.25%	2/21/2011	2/28/2015
	Class C	2.00%	2/21/2011	2/28/2015
Ashmore Emerging Markets Short Duration Fund	Institutional Class	0.67%	6/24/2014	2/29/2016
	Class A	0.95%	6/24/2014	2/29/2016
	Class C	1.70%	6/24/2014	2/29/2016

[Schedule A to Expense Limitation Agreement]

Ashmore Emerging Markets Debt Fund (formerly Ashmore Emerging Markets Sovereign Debt Fund)	Institutional Class	0.92%	11/25/2010	2/28/2015
	Class A	1.20%	2/21/2011	2/28/2015
	Class C	1.95%	2/21/2011	2/28/2015
Ashmore Emerging Markets Total Return Fund	Institutional Class	1.02%	11/25/2010	2/28/2015
	Class A	1.30%	2/21/2011	2/28/2015
	Class C	2.05%	2/21/2011	2/28/2015
Ashmore Emerging Markets Equity Fund	Institutional Class	1.17%	6/15/2011	2/28/2015
	Class A	1.45%	9/30/2011	2/28/2015
	Class C	2.20%	9/30/2011	2/28/2015
Ashmore Emerging Markets Small-Cap Equity Fund	Institutional Class	1.52%	9/30/2011	2/28/2015
	Class A	1.80%	9/30/2011	2/28/2015
	Class C	2.55%	9/30/2011	2/28/2015
Ashmore Emerging Markets Frontier Equity Fund	Institutional Class	1.52%	9/25/2013	2/28/2015
	Class A	1.80%	9/25/2013	2/28/2015
	Class C	2.55%	9/25/2013	2/28/2015

Dated as of: June 24, 2014

[Schedule A to Expense Limitation Agreement]

[signature page follows]

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this amended Schedule A to the Amended and Restated Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:	/s/ Michael S. Perman
Name:	Michael S. Perman
Title:	Secretary
ASHMORE INVESTMENT MANAGEMENT LIMITED
By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Authorised Signatory

Date: June 24, 2014

[Schedule A to Expense Limitation Agreement]